UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange
5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange
9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange
5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Agreement.

On August 15, 2019, EPR Properties (the “Company”) completed the public offering of $500 million aggregate principal amount of the Company’s 3.750% Senior Notes due 2029 (the “2029 Notes”). The 2029 Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-231909), as supplemented by the prospectus supplement dated August 8, 2019, previously filed with the Securities and Exchange Commission under the Securities Act.

The 2029 Notes were issued pursuant to an indenture, dated as of August 15, 2019 (the “Indenture”), between the Company and UMB Bank, n.a., as trustee (the “Trustee”).

The 2029 Notes are senior unsecured obligations of the Company. The 2029 Notes rank equal in right of payment with all of the Company’s existing and future senior indebtedness, including the Company’s unsecured revolving credit facility, unsecured term loan facility, 5.750% Senior Notes due 2022, 5.250% Senior Notes due 2023, 4.350% Senior Notes due 2024, 4.500% Senior Notes due 2025, 4.560% Senior Notes due 2026, 4.750% Senior Notes due 2026, 4.500% Senior Notes due 2027 and 4.950% Senior Notes due 2028, and rank senior in right of payment to any of the Company’s existing and future indebtedness that is subordinated to the 2029 Notes. The 2029 Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The 2029 Notes are structurally subordinated to all liabilities of any of the Company’s subsidiaries. None of the Company’s subsidiaries will initially guarantee the 2029 Notes. However, certain of the Company’s domestic subsidiaries will be obligated to guarantee the 2029 Notes under certain circumstances as further described in the Indenture.

The 2029 Notes accrue interest at a rate of 3.750% per year from August 15, 2019, payable semi-annually in arrears, until maturity or earlier redemption. The Company will pay interest on the 2029 Notes on February 15 and August 15 of each year, beginning February 15, 2020, to holders of record on the preceding February 1 and August 1, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The 2029 Notes will mature on August 15, 2029 (the “Maturity Date”), unless earlier redeemed by the Company at its option.

The Company may redeem some or all of the 2029 Notes at a redemption price equal to 100% of the principal amount of the 2029 Notes, plus accrued and unpaid interest, up to, but excluding, the applicable redemption date, plus a make-whole premium. If the 2029 Notes are redeemed on or after May 15, 2029 (three months prior to the Maturity Date), the redemption price will be 100% of the principal amount of the 2029 Notes being redeemed, plus accrued and unpaid interest, up to, but excluding, the redemption date.

The Company and its restricted subsidiaries are subject to certain negative covenants under the Indenture. The provisions of the Indenture limit the Company’s and its restricted subsidiaries’ ability to, among other things, (i) incur additional indebtedness and (ii) consolidate, merge or transfer substantially all of their assets. The Company and its restricted subsidiaries must also maintain total unencumbered assets of at least 150% of their unsecured debt.

The Indenture also contains customary events of default. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding 2029 Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs and is continuing, the Trustee or holders of not less than 25% in principal amount of the then outstanding 2029 Notes may declare all of the Notes due and payable immediately.

The foregoing descriptions of the Indenture and the 2029 Notes do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Indenture and form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 hereof is incorporated by reference in this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

Results of Tender Offer for 5.750% Notes due 2022

On August 15, 2019, the Company issued a press release announcing the expiration of the previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 5.750% Senior Notes due 2022 (the “2022 Notes”) at 5:00 p.m., New York City time, on August 14, 2019 (the “Expiration Time”). As of the Expiration Time, $217,661,000, or 62.19%, of the $350,000,000 aggregate principal amount of the 2022 Notes outstanding prior to the Tender Offer had been validly tendered and not withdrawn in the Tender Offer.

The Company accepted for purchase all of the 2022 Notes validly tendered and delivered (and not validly withdrawn) in the Tender Offer at or prior to the Expiration Time. Payment for the 2022 Notes purchased pursuant to the Tender Offer was made on August 15, 2019 (the “Settlement Date”), and payment for 2022 Notes tendered by a Notice of Guaranteed Delivery (as defined below) is anticipated to be made on August 19, 2019 (the “Guaranteed Delivery Settlement Date”).

Any 2022 Notes tendered by a Notice of Guaranteed Delivery and accepted for purchase will be purchased on the third business day after the Expiration Time, but payment of accrued interest, if any, on such 2022 Notes will only be made to, but not including, the Settlement Date.

The consideration paid under the Tender Offer was $1,107.49 per $1,000 principal amount of 2022 Notes, plus accrued and unpaid interest, if any, up to, but not including, the Settlement Date. The Tender Offer was funded from a portion of the net proceeds from the previously announced issuance and sale by the Company of its 2029 Notes.

The Tender Offer was made pursuant to the Offer to Purchase (the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”), each dated August 8, 2019. Citigroup Global Markets Inc. acted as dealer manager for the Tender Offer.

Redemption of 5.750% Notes due 2022

On August 15, 2019, the Company announced that it has elected to redeem all of the 2022 Notes that remain outstanding following the Tender Offer. In accordance with the redemption provisions of the 2022 Notes and the Indenture, dated as of August 8, 2012, as amended (the “2012 Indenture”), by and between the Company and U.S. Bank National Association, as trustee, the 2022 Notes will be redeemed at a price equal to the principal amount plus an applicable premium calculated pursuant to the terms of the 2012 Indenture, together with accrued and unpaid interest, if any, up to, but not including, the redemption date, which has been set for September 16, 2019.

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation to buy any of the 2022 Notes nor is it a solicitation for acceptance of the Tender Offer. Copies of the press release announcing the expiration of the Tender Offer and the redemption are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated August 15, 2019, between EPR Properties and UMB Bank, n.a., as trustee.

4.2	Form of 3.750% Senior Note due 2029 (included as Exhibit A to Exhibit 4.1 above).

5.1	Opinion of Stinson LLP as to the legality of the 2029 Notes.

8.1	Opinion of Stinson LLP regarding certain U.S. Federal Income Tax Matters in connection with the issuance of the 2029 Notes.

23.1	Consent of Stinson LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Stinson LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

99.1	Press Release, dated August 15, 2019, issued by EPR Properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: August 15, 2019